Exhibit 10.2

PFO Global, Inc.

NON-QUALIFIED STOCK OPTION AGREEMENT

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE BLUE SKY LAWS, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACTS, OR EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this _____ day of ______, 2016, by and between PFO Global, Inc., a Nevada corporation (the “Company”), and ________________ (the “Optionee”).

The Administrator has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the service of the Company as an employee, director, consultant or advisor, as the case may be. The Company and the Optionee desire to enter into a written agreement with respect to such option. Therefore, as an incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Board of Directors of the Company or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Agreement.

(b) “Change in Control” shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii) the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 1(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding the foregoing, (1) the Administrator may waive the requirement described in paragraph (iv) above that a Person must acquire more than 50% of the outstanding voting securities of the Company for a Change in Control to have occurred if the Administrator determines that the percentage acquired by a Person is significant (as determined by the Administrator in its discretion) and that waiving such condition is appropriate in light of all facts and circumstances, and (2) no compensation that has been deferred for purposes of Section 409A (defined below) shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator, the closing price for a share of Stock (defined below) on the trading day immediately before the Date of Grant (defined below), as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Stock is then listed for the date in question, or if the Stock is not listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Stock is not listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Stock shall be the value as reasonably determined by the Administrator for purposes of the Option in the circumstances.

(e) “Subsidiaries” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s common stock, par value, $.0001 per share (the “Stock”), set forth on Schedule A attached and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time(s) specified on Schedule A. The Option shall expire and shall not be exercisable on or after the date specified on Schedule A or on such earlier date as determined pursuant to Sections 8, 9 or 10 of this Agreement. THIS OPTION IS A NON-Qualified STOCK OPTION.

3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant. The Administrator has in good faith set the Fair Market Value of these Options.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. This Option shall not be transferable by the Optionee other than to the Optionee’s beneficiary designated to receive benefits in the event of the Optionee’s death or, in the absence of a validly designated beneficiary, by will or the laws of descent and distribution, pursuant to a domestic relations order issued by a court of competent jurisdiction, or as otherwise permitted by the Administrator in writing. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). Optionee shall not transfer any Stock received pursuant to the exercise of this Option unless Optionee has first offered such Stock to the Company and the assignee agrees in writing to be bound by the terms and conditions of the this Agreement.

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 16(c) below to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) be accompanied by (i) a certified or cashier’s check or, if acceptable to the Administrator, a recourse note payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee, which the Optionee has not acquired from the Company in the six (6) months prior to the exercise date, and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement, or (iii) a certified or cashier’s check or, if acceptable to the Administrator, a recourse note payable to the Company, accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check or note equals the total Exercise Price applicable to the shares being purchased under this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option as follows: Upon or in contemplation of any of the following events: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, arrangement, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; then the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (a) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of the Option, (b) the number, amount and type of shares of Stock (or other securities or property) subject to the Option, (c) the grant, purchase, or exercise price of the Option, and (d) the securities, cash or other property deliverable upon exercise of the Option. Any adjustment made pursuant to this Section 7 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A.

8. Termination of Service.

(a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee’s service to the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause (as defined in that certain Employment Agreement by and between the Optionee and the Company dated as of February 29, 2016, or (ii) voluntary on the part of the Optionee and without written consent of the Company, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were purchasable hereunder at the date of such termination.

(b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s service that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Unless and to the extent otherwise provided in Schedule A hereto, in the event of the retirement of the Optionee at or after the normal retirement date (age 65 unless the Administrator determines otherwise), the Optionee shall continue to have the right to exercise any Options for shares which were purchasable at the date of the Optionee’s retirement, such rights to be subject to the provisions of this Agreement. Notwithstanding the foregoing, the Option will become void and unexercisable on the date which is three (3) months after the date of retirement, unless on (or effective as of) the date of retirement the Optionee enters into a noncompete agreement with the Company, which the Company must offer to the Optionee, and continuously complies with such noncompete agreement for the period of time during which the Option may be exercised.

9. Continuance of Service. This Option does not confer upon the Optionee any right with respect to continuance of service to or employment with the Company or by any of its Subsidiaries. This Option shall not be affected by any change of service or employment so long as the Optionee continues to serve the Company or one of its Subsidiaries.

10. Death or Disability of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of service under Section 8(a) above, in the event of the Optionee’s death or disability while in the service of the Company or any of its Subsidiaries or within three months after a termination of such service (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of this Option is transferred in accordance with Section 5 of this Agreement may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or disability or (b) the expiration date of this Option. If the Optionee was in the service of the Company at the time of death or disability, any unvested rights to acquire shares pursuant to this Option shall immediately vest and this Option may be so exercised. If the Optionee’s service terminated prior to his or her death or disability, this Option may be exercised only to the extent of the number of shares covered by this Option which were purchasable under this Agreement at the date of such termination.

11. Date of Grant. This Option was granted by the Administrator on the date set forth in Schedule A (the “Date of Grant”).

12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon an attempted exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

13. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Agreement, the Optionee shall not be entitled to any privilege of stock ownership as to any shares of Stock not actually delivered to and held of record by the Optionee. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery of the Stock.

14. Change in Control. Notwithstanding anything herein or on Schedule A to the contrary, upon a Change in Control, each then-outstanding unvested share under the Option shall automatically become fully vested and exercisable, unless the Administrator, in its discretion, has made appropriate provision for the substitution, assumption, exchange or other continuation of the Option in connection with the Change in Control. If the vesting of the Option is accelerated pursuant to this Section 14, then the Option shall terminate upon the Change in Control, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of the Option. In the case of Options that will not survive, be substituted for, assumed, exchanged, or otherwise continued in connection with the transaction, the Optionee shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise the Optionee’s outstanding Options in accordance with this Agreement’s terms before the termination of the Options. In no event shall more than ten days’ advance notice of accelerated vesting and impending termination of the Option be required. In addition, the Administrator may make provision for the payment in cash or property (or both) in respect of any portion of the Option terminated pursuant to this Section 14 as a result of the Change in Control and may adopt such valuation methodologies as the Administrator deems reasonable and may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of the Change in Control over the Exercise Price.

Any acceleration of the vesting of the Option pursuant to this Section 14 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time of no more than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the Change in Control and/or reinstate the original terms of the Option, including, without limitation, rescinding the accelerated vesting of any portion of the Option, if the potential Change in Control giving rise to the acceleration does not occur; provided, that, in the case of any compensation that has been deferred for purposes of Section 409A, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Section 409A.

15. Investment Representation. Notwithstanding anything herein to the contrary, the Optionee hereby represents and warrants to the Company, that:

a. The Stock that will be received upon exercise of the Option is acquired for investment purposes only for the Optionee’s own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b. The Optionee, alone or together with the Optionee’s representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Optionee is capable of evaluating the merits and economic risks of acquiring Stock upon the exercise of the Option and holding such Stock;

c. The Optionee has had access to all of the information with respect to the Stock underlying the Option that the Optionee deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Option;

d. The decision of the Optionee to acquire the Stock upon exercise of the Option for investment has been based solely upon the evaluation made by the Optionee;

e. The Optionee understands that the Stock underlying the Option constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. The Optionee further understands that the Stock underlying the Option must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

f. The Optionee acknowledges and understands that the Company is under no obligation to register the Stock underlying the Option and that the certificates evidencing such Stock will be imprinted with a legend which prohibits the transfer of such Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g. The Optionee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

16. Code Section 409A.

(a) The Company intends that, except as may be otherwise determined by the Administrator, the Option be either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that the Option, this Agreement, the acceleration or adjustment to the terms of the Option or this Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of this Agreement would, if undertaken, cause the Option to become subject to Section 409A, unless the Administrator expressly determines otherwise, the Option, this Agreement, the payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of this Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent or notice to the Optionee. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on the Optionee under Section 409A, and neither the Company nor the Administrator will have any liability to the Optionee for such tax or penalty.

(b) Although the Company intends that the Option will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that the Option will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to the Optionee for any tax, interest or penalties the Optionee might owe as a result of the grant, holding, vesting, exercise or payment related to the Option granted by this Agreement.

16. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at Optionee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Agreement may not be modified except in writing executed by each of the parties to it.

(e) It is the intent of the Company that this Agreement and the Option granted hereunder be interpreted in a manner that, if the Optionee is or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of this Agreement, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to the Optionee for Section 16 consequences if this Agreement and the Option granted hereunder do not so qualify.

(f) Upon any exercise, vesting, or payment in connection with the Option, as applicable, the Company or one of its Subsidiaries shall have the right at its option to:

(i) require the Optionee (or the Optionee’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to the Optionee; or

(ii) deduct from any amount otherwise payable in cash to the Optionee (or the Optionee’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to any cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Stock pursuant to the Option granted under this Agreement, the Administrator may in its sole discretion (subject to compliance with all applicable federal and state laws, rules and regulations (including, without limitation, to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith) grant (either on the Date of Grant or thereafter) to the Optionee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment related to the Option granted by this Agreement. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

[Remainder of page intentionally blank. Signatures appear on the following page.]

IN WITNESS WHEREOF, the Administrator has caused this Agreement to be executed on behalf of the Company, and the Optionee has executed this Agreement, all as of the day and year first above written.

PFO GLOBAL, INC.	OPTIONEE

By: ______________________________	By: ______________________________
Name:	Name:
Title:

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

PFO Global, Inc.

AND

______________________________

Dated: __________________

1.	Number of Shares Subject to Option:

2.	Type of Option:

3.	Option Exercise Price:

4.	Date of Grant:

5.	Option Vesting Schedule:

Check one:

( )	Options are exercisable with respect to all shares on or after the date hereof.

( )	Subject to Section 14 of the Agreement, Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares                                 Vesting Date

6.	Option Exercise Period (check one):

( )	All options expire and are void unless exercised on or before _____________.
( )	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares                                 Expiration Date

7.	Effect of Termination of Service of Optionee:

A-10 - Schedule A-1

SCHEDULE B

TO

STOCK OPTION AGREEMENT

BETWEEN

PFO Global, Inc.

AND

__________________________

Dated: __________________

NOTICE OF EXERCISE

The undersigned hereby notifies PFO Global, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase __________ shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated _______________________, _____. Accompanying this Notice is (1) a certified or a cashier’s check or, if acceptable to the Administrator, a recourse note payable to the Company, in the amount of $________________ payable to the Company, and/or (2) __________ shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Agreement as of the date hereof of $_______________, and/or (3) authorization to withhold __________ shares of Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value as of the date hereof of $_______________, with such shares of Stock that are withheld being credited against the Exercise Price, such amounts of (1), (2) and (3) being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement).

IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _______ day of , _____.

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR,

EXECUTOR OR PERSONAL REPRESENTATIVE]

______________________________________

Name: _________________________________

Position (if other than Optionee): _____________

A-11 - Schedule B-1